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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 1998

                                CAM DESIGNS INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                       1-13886                  75-2257039
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

               Birmingham Road, Allesley, Coventry CV59QE, England
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code      011-44-1-203-407-700
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          (Former name or former address, if changed since last report)


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Item 9. Sales of Equity Securities Pursuant to Regulation S.

Commencing February 12, 1998 through February 26, 1998, CAM Designs Inc. (the "Company") issued an aggregate of 214,287 shares of its Class A common stock, par value $.001 (the "Shares") for aggregate proceeds of $750,000, or approximately $3.50 per Share to a series of various purchasers domiciled outside of the United States (the "Purchasers"). Subject to compliance with any applicable NASDAQ requirement of shareholder approval for shares issuable in excess of 20% of an issuer's issued and outstanding capital, the Company's investment bankers in charge of the transaction will receive, for their general services as investment bankers, including assistance in effectuating these placements, warrants to acquire an aggregate of 500,000 Shares at a purchase price of $3.50 per Share. The Company issued the Shares to the Purchasers pursuant to the exemption afforded by Regulation S under the Securities Act of 1933, as amended ("Regulation S"), and in reliance upon certain representations, warranties and covenants made by the Purchasers that they comply, and will continue to comply, with the requirements of Regulation S.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CAM DESIGNS INC.

Date: February 26, 1998              By: /s/ JOHN R. DAVIDSON
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                                         John R. Davidson
                                         President and Chief Executive Officer

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